Exhibit 10.1

SETTLEMENT AGREEMENT

This settlement agreement (the “Agreement”) is entered into as of the date on which the parties deliver executed original counterparts of this Agreement to each other (“Effective Date”), by and between Roche Diagnostics GmbH, a German corporation having its principal place of business at Sandhofer Str. 116, 68305, Mannheim, Germany and Roche Molecular Systems, Inc., a Delaware corporation having its principal place of business at 4300 Hacienda Dr., Pleasanton, 94588 California (together, “Roche”) and Enzo Biochem, Inc., having its principal place of business at 527 Madison Avenue, New York, New York, and Enzo Life Sciences, Inc. (formerly known as Enzo Diagnostics, Inc.), having its principal place of business at 527 Madison Avenue, New York, New York (together “Enzo”). Each of the foregoing entities is sometimes referred to as a “Party” and they are sometimes referred to together as the “Parties.”

WHEREAS, Roche brought an action against Enzo in the United States District Court, Southern District of New York, captioned Roche Diagnostics GmbH et al. v. Enzo Biochem, Inc. et al., Case No. 04-CV-4046-DLC, and Enzo asserted counterclaims against Roche in that action (the “NY Action”);

WHEREAS, Enzo and Roche mutually desire to resolve the differences between them regarding the NY Action subject to the terms and conditions of this Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 “Affiliate” means, as of the Effective Date,: (a) an organization, which directly or indirectly controls such entity; (b) an organization, which is directly or indirectly controlled by such entity; or (c) an organization, which is controlled, directly or indirectly, by the ultimate parent company of such entity. Control as per (a) to (c) is defined as owning more than fifty percent (50%) of the voting stock of a company or having otherwise the power to govern the financial and the operating policies or to appoint the management of an organization.

1.2 “Diagnostic Product” means reagents, kits, instruments, consumables, software, systems, accessories and replacement parts that are intended for use or eventual use in the diagnosis or screening of disease or other conditions, including a determination of the state of health, in order to cure, mitigate, treat, or prevent disease or its sequelae. Such products are intended for use in the collection, preparation, and examination of specimens. The definition of Diagnostic Product also includes services performed through use of such products. For the avoidance of doubt, the definition of Diagnostic Product includes at least all products marketed or sold by Roche and/or its Affiliates under the Cobas, Taqman, Amplicor, AmpliChip, and Elecsys tradenames, including “research use only” and “investigational use only” versions of such products.

ARTICLE II

SETTLEMENT AMOUNT

2.1 No later than five (5) business days after the Effective Date, Roche shall pay twenty-one million USD ($21,000,000.00) to Enzo Biochem, Inc. (the “Settlement Payment”) as follows:

a.	$1,575,000 to Greenberg Traurig, LLP, by wire transfer to:

Bank:

Routing No.:

Name on Acct.:

Account Number:

	Reference:	Enzo v. Roche,

and

b.	$19,425,000 to Enzo Biochem, Inc. by wire transfer to

Bank:

Routing No.

Name on Acct:

Account No.

Enzo represents and warrants to Roche that: (i) it is obligated to disburse a portion of the Settlement Payment to Greenberg Traurig as specified above; (ii) there is no basis for any third party other than Greenberg Traurig to assert any lien or claim with respect to the Settlement Payment; and (iii) no third party other than Greenberg Traurig has asserted any claim to any of the Settlement Payment. Enzo agrees to indemnify and hold Roche harmless and further agrees to pay Roche’s fees and costs in connection with any claims made by Greenberg Traurig for proceeds from the Settlement Payment.

Enzo shall acknowledge receipt of payment within no more than five (5) business days by email to robert.gunther@wilmerhale.com. The Parties acknowledge and agree that this Agreement is enforceable according to its terms with respect to Roche’s payment obligation under this Article II. In the event that Roche fails to pay Enzo the Settlement Payment no later than five (5) business days after Effective Date, Enzo shall have the right to commence a lawsuit to compel Roche to pay the Settlement Payment, and Roche shall pay Enzo’s costs, including reasonable attorneys’ fees, of that lawsuit.

ARTICLE III

RELEASES AND DISMISSAL OF NY ACTION

3.1 Roche Release of Enzo. Roche, on behalf of itself and its Affiliates and all of their respective predecessors, successors and assigns (the “Roche Releasing Parties”), releases, acquits, and forever discharges Enzo and its Affiliates and all of their respective predecessors, successors, assigns, officers, directors, managers, members, employees, agents, insurers, servants, experts, consultants, customers, distributors and attorneys (the “Enzo Released Parties”) from all liabilities, actions, causes of action, claims or demands, losses, damages, attorneys’ fees, court costs, or any other form of claim or compensation from the beginning of the world to the Effective Date arising from (a) any claims asscrted by Roche in the NY Action, including patent infringement claims relating to any product identified in Exhibit E and claims for breach of the Distribution Agreement (defined below), (b) any patent infringement claims that could have been asserted by Roche in the NY Action concerning the patents identified in Exhibit A and any claims for breach of the Distribution Agreement (defined below) that could have been asserted by Roche in the NY Action, and (c) any claims of infringement of Roche’s patents relating to Diagnostic Products of Enzo or its Affiliates, including for Enzo or its Affiliates’ customers’ use of or resale of such Diagnostic Products, on or before the Effective Date, provided that this release extends only to Enzo’s or its Affiliates’ Diagnostic Products or their customers’ use of such Diagnostic Products in the form they are sold by Enzo or its Affiliates. If any such customer combines any such Diagnostic Product with another product that itself infringes Roche’s patents, or that in combination with any such Diagnostic Product creates a new product that infringes Roche’s patents, then this release does not apply except where the infringement is due solely to the presence of such Diagnostic Product. If any such customer separates or repackages any such Diagnostic Product, and such separation or repackaging is not reasonably necessary for the use of such product or is not otherwise recommended by Enzo or its Affiliates for the use of such product, then this release does not apply. For the avoidance of doubt, any conduct or activity of Enzo Released Parties or customers of Enzo or its Affiliates that is not performed on behalf of or as intended by Enzo or its Affiliates is expressly excluded from the release of this Section 3.1. Notwithstanding anything to the contrary in this Agreement, Section 3.1 does not release, affect or otherwise limit the rights of Roche or Enzo with respect to (i) the litigation in the United States District Court, District of Delaware, captioned Enzo Life Sciences Inc. v. Roche Molecular Systems Inc., et al., Civil Action No. 12-cv-00106, any inter partes reviews of a patent-at-issue in that litigation (“IPRs”), and/or any appeal(s) from the litigation or IPR(s) (together, the “Delaware Litigation”); (ii) any claims of infringement of one or both of U.S. Patent No. 6,992,180 and U.S. Patent No. 7,064,197 (together, the “Enzo Delaware Patents”), including but not limited to any claims of infringement of the Enzo Delaware Patents relating to Diagnostic Products; or (iii) any claims of infringement of any patent that is not listed in Exhibit A based on the manufacture, use, import, offering for sale or sale of products that are not Diagnostic Products. This release applies only to the Roche Releasing Parties and the Enzo Released Parties as they exist on the Effective Date. It does not apply to any entity or predecessor, successor, assign, officer, director, manager, member, employee, agent, insurer, servant, expert, consultant or attorney of that entity that any

Party subsequently acquires, is acquired by, merges with, or enters into any other agreement or arrangement with.

Enzo Release of Roche. Enzo, on behalf of itself and its Affiliates and all of their respective predecessors, successors and assigns (the “Enzo Releasing Parties”), releases, acquits, and forever discharges Roche and its Affiliates and all of their respective predecessors, successors, assigns, officers, directors, managers, members, employees, agents, insurers, servants, experts, consultants, customers, distributors and attorneys (the “Roche Released Parties”) from all liabilities, actions, causes of action, claims or demands, losses, damages, attorneys’ fees, court costs, or any other form of claim or compensation from the beginning of the world to the Effective Date arising from (a) any claims asserted by Enzo in the NY Action, including patent infringement claims relating to any product identified in Exhibit E and claims for breach of the Distribution Agreement (defined below), (b) any patent infringement claims that could have been asserted by Enzo in the NY Action concerning the patents identified in Exhibit A and any claims for breach of the Distribution Agreement (defined below) that could have been asserted by Enzo in the NY Action, and (c) any claims of infringement of Enzo’s patents relating to Diagnostic Products of Roche or its Affiliates, including for Roche or its Affiliates’ customers’ use of or resale of such Diagnostic Products, on or before the Effective Date, provided that this release extends only to Roche’s or its Affiliates’ Diagnostic Products or their customers’ use of such Diagnostic Products in the form they are sold by Roche or its Affiliates. If any such customer combines any such Diagnostic Product with another product that itself infringes Enzo’s patents, or that in combination with any such Diagnostic Product creates a new product that infringes Enzo’s patents, then this release does not apply except where the infringement is due solely to the presence of such Diagnostic Product. If any such customer separates or repackages any such Diagnostic Product, and such separation or repackaging is not reasonably necessary for the use of such product or is not otherwise recommended by Roche or its Affiliates for the use of such product, then this release does not apply. For the avoidance of doubt, any conduct or activity of Roche Released Parties or customers of Roche or its Affiliates that is not performed on behalf of or as intended by Roche or its Affiliates is expressly excluded from the release of this Section 3.2. Notwithstanding anything to the contrary in this Agreement, Section 3.2 does not release, affect or otherwise limit the rights of Roche or Enzo with respect to (i) the Delaware Litigation; (ii) any claims of infringement of one or both of the Enzo Delaware Patents, including but not limited to any claims of infringement of the Enzo Delaware Patents relating to Diagnostic Products; or (iii) any claims of infringement of any patent that is not listed in Exhibit A based on the manufacture, use, import, offering for sale or sale of products that are not Diagnostic Products. Section 3.2 also does not release, affect, or limit any claims of infringement of any patent asserted by Enzo in the litigations listed in Exhibit C.

3.2 This limited release is not a license to any patents or other intellectual property rights of Enzo, and does not convey any right to any Enzo patents or to any products that constitute or incorporate any Diagnostic Products. This release applies only to the Enzo Releasing Parties and the Roche Released Parties. It does not apply to any entity or predecessor, successor, assign, officer, director, manager, member, employee, agent, insurer, servant, expert, consultant or attorney of that entity that any Party subsequently acquires, is acquired by, merges with, or enters into any other agreement or arrangement with.

3.3 Releases. The releases specifically provided in this Agreement include an express, informed, knowing, and voluntary waiver and relinquishment to the fullest extent permitted by law. In this connection, the Parties acknowledge that they may have sustained damages, losses, costs, or expenses that are presently unknown and unsuspected and that such damages, losses, costs, or expenses as may have been sustained may give rise to additional damages, losses, costs, or expenses in the future. The Parties acknowledge, and waive any rights under, California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

or any similar or comparable law of any state, territory or jurisdiction, foreign or domestic, including the United States and federal, state, county or local jurisdiction which is similar, comparable, or equivalent to Section 1542 of the California Civil Code.

3.4 Termination of the Distribution Agreement. The Enzo Releasing Parties and the Roche Releasing Parties hereby acknowledge that the Distribution and Supply Agreement (the “Distribution Agreement”), dated April 25, 1994, by and among Enzo Biochem, Inc. and Enzo Diagnostics, Inc. (now known as Enzo Life Sciences, Inc.) and Corange International Limited (acquired by Roche in March 1998), is terminated. For the avoidance of doubt, the Enzo Releasing Parties and the Roche Releasing Parties hereby release all obligations for any performance, and any and all claims for breach, with respect to the Distribution Agreement.

3.5 Agreement Obligations Not Released. Notwithstanding anything to the contrary herein, the Parties reserve all rights and remedies, including damages and equitable relief, for breach of this Agreement and nothing herein releases any Party from its respective obligations under this Agreement or prevents any Party from enforcing the terms and conditions of this Agreement against any other Party.

3.6 Joint Stipulation of Dismissal with Prejudice. Upon Enzo’s acknowledgment of the receipt of payment described in Section 2.1, the Parties will file a Joint Stipulation of Dismissal with Prejudice in the Southern District of New York in the form set forth in Exhibit B attached hereto. The Parties shall promptly proceed with any and all additional procedures needed to dismiss with prejudice the NY Action including any modifications to the forms to comply with any local rules or procedures regarding the entry of stipulated dismissals. The Parties acknowledge and agree that this Agreement is enforceable according to its terms with respect to final dismissal with prejudice of the NY Action.

3.7 Mutual Standstill/Agreement Not to Sue. For a period of two years following the Effective Date (the “Standstill Period”), the Enzo Releasing Parties agree that they will not bring, assert or maintain, directly or indirectly, any claim, demand, liability and cause of action, in law or in equity, for the infringement of any patent against Roche, its Affiliates, or their customers for such customer’s use of or resale of Roche’s or its Affiliates’ products or Roche’s or its Affiliates’ services. For the Standstill Period, the Roche Releasing Parties agree that they will not bring, assert or maintain, directly or indirectly, any claim, demand, liability and cause of action, in law or in equity, for the infringement of any patent against Enzo, its Affiliates, or their customers for such customer’s use of or resale of Enzo’s or its Affiliates’ products or Enzo’s or its Affiliates’ services. This standstill does not affect or otherwise limit any Party’s right to litigate or appeal any pending action (other than the NY Action), including but not limited to those listed in Exhibit C attached hereto (and to the extent not listed in Exhibit C, also including the Delaware Litigation), or any other pending litigation or future litigation involving one or both of the Enzo Delaware Patents. This Standstill Period applies only to the Enzo Releasing Parties and the Roche Releasing Parties as they exist on the Effective Date, and not to any claim, demand, liability or cause of action by or against any entity that any Party subsequently acquires, is acquired by, merges with, or enters into any other agreement or arrangement with.

3.8 No Effect On Other Actions. This Agreement, including the releases and standstill herein, do not affect any other pending action by Enzo, including but not limited to those listed in Exhibit C attached hereto (and to the extent not listed in Exhibit C, also including the Delaware Litigation), or any other pending litigation or future litigation involving one or both of the Enzo Delaware Patents. This Agreement shall not be admissible in any other pending action by Enzo, including but not limited to the actions listed in Exhibit C attached hereto, the Delaware Litigation, or any other pending litigation or litigation filed in the future involving one or both of the Enzo Delaware Patents.

ARTICLE IV
REPRESENTATIONS, WARRANTIES, AND DISCLAIMERS

4.1 Mutual Representations and Warranties. Each Party represents and warrants to the other that: (a) each person executing this Agreement on its behalf has full authority to enter into this Agreement; (b) it enters into this Agreement of its own free will and accord, upon advice of its own legal counsel; (c) it has the authority to enter into and to perform or to cause performance of its obligations under this Agreement; (d) the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Party; (e) this Agreement constitutes a valid and binding obligation of such Party, enforceable against it in accordance with its terms; (f) no further approval is needed to make this Agreement valid, binding, and enforceable against such Party; and (g) the execution and delivery of this Agreement will not violate, conflict with, or result in a breach of the terms of any agreement by which such Party is bound or of any applicable statute, regulation, rule, or other law. Enzo further specifically represents and warrants that, as of the Effective Date, Enzo has all requisite power and authority, corporate or otherwise, to release and discharge claims under Section 3.2 arising from U.S. Patent Nos. 4,711,955, 5,328,824 5,449,767, and 5,476,928 (which the parties acknowledge was invalidated) which patents are assigned to Yale University.

4.2 Roche Representation. Roche represents that it has no present knowledge of, or intent to bring, any claim against Enzo, its Affiliates or any of their customers (for such customer’s use of or resale of Enzo’s or its Affiliates’ products or Enzo’s or its Affiliates’ services) for infringement of any patents, patent applications or other intellectual property.

4.3 Enzo Representation. Enzo represents that it has no present knowledge of, or intent to bring, any claim against Roche, its Affiliates or any of their customers (for such customer’s use of or resale of Roche’s or its Affiliates’ products or Roche’s or its Affiliates’ services) for infringement of any patents, patent applications or other intellectual property, except for claims relating to the Enzo Delaware Patents.

4.4 No Admission. This Agreement is made in connection with a full, final, and complete satisfaction and compromise of disputed claims and matters. Neither this Agreement nor any action taken in connection with this Agreement or pursuant to it constitutes an admission by any Party or by any other person that any conduct or action was unlawful or in violation of any contract, agreement, understanding, custom, or obligation among or between the Parties, or constituted any wrongdoing whatsoever. Other than the representations and warranties made herein, each of the Parties acknowledges that if the facts with respect to which this Agreement is executed are found hereafter to be different from what they now believe those facts to be, each expressly accepts and assumes the risk of such possible differences and agrees that this Agreement shall be, and shall remain, effective, notwithstanding such differences.

ARTICLE V
CONFIDENTIALITY

5.1 Confidentiality. The Parties agree that the terms of this Agreement will remain confidential and will not be disclosed except to Greenberg Traurig, LLP, and its counsel, or as required by law (for example, each Party may disclose information as required under securities laws or other regulations in the jurisdictions where they are organized or do business or by further example inform customs or border control or tax authorities in any jurisdiction), by rule, regulation or legal process (including by any stock exchange, the NASDAQ National Market or the rules and regulations of the United States Securities Exchange Commission (the “SEC”) or any applicable state securities regulators), by court order, or pursuant to a discovery request made pursuant to a protective order entered by a court of competent jurisdiction, and in any case only to the extent required by such law, rule, regulation, legal process, court order or discovery request. Without the express written consent of the other Party, the Parties shall not make any public statements about the Agreement other than the statements set forth in Exhibit D.

ARTICLE VI
MISCELLANEOUS

6.1 Notices. All required communications under this Agreement shall be in writing, sent to the Party at its address below, or as otherwise designated by the Party in accordance with this provision, and duly given or made: (a) on the date delivered in person; (b) on the date transmitted by electronic mail, if confirmation is received from the recipient; (c) three days after deposit in the mail if sent by certified U.S. mail postage prepaid, return receipt requested; or (d) one day after deposit with a nationally recognized overnight carrier service with charges prepaid.

If to Roche:	Marc Bächli
Head Legal Centralised and Point of Care Solutions
General Counsel, Roche Diagnostics International
Roche Diagnostics International Ltd

Forrenstrasse 2 6343 Rotkreuz, Switzerland

Kevin A. Marks VP, General Counsel Head of Legal and Compliance Roche Molecular Solutions, Inc. 4300 Hacienda Drive Pleasanton, California 94588

with a copy to:	Robert J. Gunther, Jr. Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007

If to Enzo:	Enzo Biochem 527 Madison Avenue New York, New York 10022 Attention: Barry Weiner bweiner@enzo.com

with a copy to:	Michael J. Dell Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036

6.2 Governing Law/Entire Agreement. This Agreement shall be governed by the laws of the state of New York without regard to any conflict-of-laws provisions. This Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all other previous and contemporaneous agreements, understandings, negotiations, discussions, offers, and acceptances with respect to such subject matter. This Agreement may not be modified except in writing signed by authorized representatives of the Parties. The delay or failure to assert a right or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. A valid waiver must be executed in writing and signed by the Party granting the waiver. Each Party acknowledges that it was provided an opportunity to seek advice of counsel and as such this Agreement shall not be strictly construed against the drafter. Subject to Section 6.5 below, this Agreement shall be binding on and inure to the benefit of each of the Parties and their successors and permitted assigns.

6.3 Severability. The provisions of this Agreement are severable, and if any provision of this Agreement is determined to be invalid or unenforceable under any controlling body of law, such invalidity or non-enforceability shall not in any way affect the validity or enforceability of the remaining provisions or the validity or enforceability of such provision in any jurisdiction where valid and enforceable. Any invalid or unenforceable provision will be reformed by the Parties to effectuate their intent as evidenced on the Effective Date. The Parties may execute this Agreement in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

6.4 No Costs and Fees. Subject to the last sentence of Section 2.1 of this Agreement, each Party shall bear its own costs, expenses, and attorneys’ fees and shall take all such additional steps and actions reasonably requested by any other Party as may be necessary or desired to effect the dismissal of the NY Action.

6.5 Assignment: This Agreement may be assigned by Roche without the consent of Enzo, or by Enzo without the consent of Roche, each in connection with the sale of all or substantially all of its assets, any merger, reorganization or consolidation, or a sale of all or substantially all of its business relating to any Diagnostic Products, or any merger, consolidation, reorganization, stock exchange, sale of stock, or other similar or related transaction in which it is the sole, surviving entity to conduct the business it conducted prior to the consummation of the transaction. Other than as set forth in the foregoing, neither Party may assign this Agreement (in whole or in part) without the prior written consent of the other Party and any such assignment will be deemed void ab initio.

6.6 Miscellaneous:

a. Failure by any Party to detect, protest, or remedy any breach of this Agreement shall not constitute a waiver or impairment of any such term or condition, or the right of such Party at any time or condition. A waiver may only occur pursuant to the express written permission of an authorized officer of the Party against whom the waiver is asserted.

b. This Agreement is the result of negotiations between the Parties and accordingly shall not be construed for or against any one Party merely because such Party drafted this Agreement or any portion thereof.

c. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together constitute one instrument. Executed counterparts of this Agreement sent and received via facsimile or electronic transmission means shall be deemed originals for all purposes.

d. In the event any term, condition or provision of this Agreement is declared or found by a court of competent jurisdiction to be illegal, unenforceable or void, the Parties shall endeavor in good faith to agree to amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the Parties fail to agree on such amendments, such invalid term, condition or provision shall be severed from the remaining terms, conditions and provisions, which shall continue to be valid and enforceable to the full extent permitted by law.

e. Nothing in this Agreement grants to any Party by implication, estoppel, or otherwise any rights to any other Party’s intellectual property beyond those explicitly set forth herein.

f. Except as expressly provided herein, this Agreement is not intended to confer any benefits or rights upon any Person not a Party to this Agreement.

ROCHE DIAGNOSTICS GMBH			ENZO BIOCHEM, INC.

By:	/s/ Dr. Joachim Eberle	/s/ Dr. Kai Simon	By:

[Name]	Dr. Joachim Eberle	Dr. Kai Simon	[Name]
[Title]	Head of Research and Development	Head Legal Penzberg	[Title]

Dated:	05 FEB 2019	05 FEB 2019	Dated:

ROCHE MOLECULAR SYSTEMS, INC.			ENZO LIFE SCIENCES, INC.

By:			By:

[Name]			[Name]
[Title]			[Title]

Dated:			Dated:

f. Except as expressly provided herein, this Agreement is not intended to confer any benefits or rights upon any Person not a Party to this Agreement.

ROCHE DIAGNOSTICS GMBH		ENZO BIOCHEM, INC.

By:		By:

[Name]		[Name]
[Title]		[Title]

Dated:		Dated:

ROCHE MOLECULAR SYSTEMS, INC.		ENZO LIFE SCIENCES, INC.

By:	/s/ Kevin A. Marks	By:

[Name]	Kevin A. Marks	[Name]
[Title]	V.P.	[Title]

Dated:	4 FEB 2019	Dated:

f. Except as expressly provided herein, this Agreement is not intended to confer any benefits or rights upon any Person not a Party to this Agreement.

ROCHE DIAGNOSTICS GMBH	ENZO BIOCHEM, INC.

By:	By:	/s/ Elazar Rabbani

[Name]	[Name]	Elazar Rabbani
[Title]	[Title]	CEO

Dated:	Dated:	Feb 4 2019

ROCHE MOLECULAR SYSTEMS, INC.	ENZO LIFE SCIENCES, INC.

By:	By:	/s/ Elazar Rabbani

[Name]	[Name]	Elazar Rabbani
[Title]	[Title]	CEO

Dated:	Dated:	Feb 4 2019

EXHIBIT A

U.S. Patent Nos.

4,707,440 (issued Nov. 17, 1987)
4,711,955 (issued Dec. 8, 1987)
4,943,523 (issued Jul. 24, 1990)
4,994,373 (issued Feb. 19, 1991)
5,013,831 (issued May 7, 1991)
5,082,830 (issued Jan. 21, 1992)
5,175,269 (issued Dec. 29, 1992)
5,241,060 (issued Aug. 31, 1993)
5,328,824 (issued Jul. 12, 1994)
5,449,767 (issued Sep. 12, 1995)
5,476,928 (issued Dec. 19, 1995)

EXHIBIT B

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

x

:
ROCHE DIAGNOSTICS GMBH, and	:
ROCHE MOLECULAR SYSTEMS, INC.,	:
	:	04 Civ. 4046 (DLC)
Declaratory Judgment Plaintiffs and	:
Counterclaim Defendants,	:
:
- against -	:
:
ENZO BIOCHEM, INC., and ENZO LIFE	:
SCIENCES, INC.,	:
:
Declaratory Judgment Defendants and	:
Counterclaim Plaintiffs.	:
:
x

STIPULATION OF DISMISSAL

IT IS HEREBY STIPULATED AND AGREED that all claims by Enzo Biochem Inc., and Enzo Life Sciences, Inc. (formerly known as Enzo Diagnostics, Inc.) against Roche Diagnostics GmbH and Roche Molecular Systems, Inc., in the above-captioned case shall be, and hereby are, dismissed with prejudice and without fees and costs;

IT IS FURTHER STIPULATED AND AGREED that all claims by Roche Diagnostics GmbH and Roche Molecular Systems, Inc. against Enzo Biochem, Inc. and Enzo Life Sciences, Inc. (formerly known as Enzo Diagnostics, Inc.) in the above-captioned case shall be, and hereby are, dismissed with prejudice and without fees and costs;

IT IS FURTHER STIPULATED AND AGREED that this Stipulation is without prejudice to the parties’ rights in any other action;

IT IS FURTHER STIPULATED AND AGREED that this Stipulation may be executed in separate multiple counterparts, each of which shall be deemed to be an original. Signatures provided through email or facsimile are deemed to be the equivalent of originals for filing purposes.

Dated:	February ___, 2019
New York, New York

KRAMER LEVIN NAFTALIS & FRANKEL LLP	WILMER CUTLER PICKERING HALE AND DORR LLP

By:		By:
	Michael J. Dell		Robert J. Gunther, Jr.
	Jonathan S. Caplan		Christopher R. Noyes
	Christine Willgoos		Omar A. Khan
	John P. Dillon		7 World Trade Center
	Anna Schoenfelder		250 Greenwich Street
	1177 Avenue of the Americas		New York, NY 10007
	New York, NY 10036		(212) 230-8800
(212) 715-9100

Attorneys for Declaratory Judgment Defendants and Counterclaim Plaintiffs Enzo Biochem, Inc. and Enzo Life Sciences, Inc.	Attorneys for Declaratory Judgment Plaintiffs Roche Diagnostics GmbH and Roche Molecular Systems, Inc.

EXHIBIT C

Caption	Court	Docket No.
Enzo Life Sciences Inc. v. Gen-Probe, Inc.	D. Del.	12-cv-00104
Enzo Life Sciences Inc. v. Life Technologies Corp.	D. Del.	12-cv-00105
Enzo Life Sciences Inc. v. Roche Molecular Systems Inc., et al	D. Del.	12-cv-00106
Enzo Life Sciences Inc. v. Hologic, Inc.	D. Del.	12-cv-00276
Enzo Life Sciences Inc. v. Abbott Laboratories, et al	D. Del.	12-cv-00274
Enzo Life Sciences Inc. v. Becton, Dickinson & Company, et al	D. Del.	12-cv-00275
Enzo Life Sciences Inc. v. Illumina, Inc.	D. Del.	12-cv-00435
Enzo Life Sciences Inc. v. Adipogen Corp., et al	D. Del.	11-cv-00088
Enzo Life Sciences Inc. v. Agilent Technologies, Inc.	D. Del.	12-cv-00434
Enzo Life Sciences Inc. v. Siemens Healthcare Diagnostics, Inc.	D. Del.	12-cv-00505
Enzo Life Sciences Inc. v. Hologic, Inc.	D. Del.	15-cv-00271
Enzo Life Sciences Inc. v. Hologic, Inc.	D. Del.	16-cv-00894

EXHIBIT D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February____, 2019

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Enzo Biochem, Inc. (the “Company”), along with its subsidiary Enzo Life Sciences, Inc. entered into a Settlement Agreement as of February____, 2019 (the “Agreement”) with Roche Diagnostics GmbH and Roche Molecular Systems, Inc. (together, “Roche”) with respect to an action between the Company and Roche before the U.S. District Court, Southern District of New York, Case No 04-CV-4046. Roche has agreed to pay $21,000,000 in settlement pursuant to the Agreement. This settlement does not affect Enzo’s civil action for patent infringement against Roche in the U.S. District Court for the State of Delaware, Enzo Life Sciences Inc. v. Roche Molecular Systems Inc., et al., civil action no. 12-cv-00106, which remains pending on appeal.

The Agreement is filed with this current report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement as of February_____, 2019 among Enzo Biochem, Inc., Enzo Life Sciences, Inc., Roche Diagnostics GmbH and Roche Molecular Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: February_____, 2019	By:	/s/ Barry W. Weiner
Barry W. Weiner President

EXHIBIT INDEX

10.1	Settlement Agreement as of February____, 2019 among Enzo Biochem, Inc., Enzo Life Sciences, Inc., Roche Diagnostics GmbH and Roche Molecular Systems, Inc.

EXHIBIT E

Biotin-16-UTP
Biotin-16-dUTP
Biotin-16-ddUTP
Amplichip CYP 450
Microarray RNA Target Synthesis Kit
Microarray cDNA Synthesis Kit
Microarray Target Amplification Kit
Tetramethylrhodamine-5-dUTP
Fluorescein-12-dUTP
Fluorescein-12-UTP
Amplicor
COBAS Amplicor
COBAS Amplichip
Biotin-Chem-Link
DIG-Chem-Link
Biotin Nick Translation Mix
Biotin High Prime
Biotin RNA Labeling Mix
DIG-Nick Translation Mix
DIG Oligonucleotide 5’ End Labeling Set
LightCycler 2.0 Instrument
LightCycler 480 ProbeMaster
FastStart TaqMan ProbeMaster (ROX) High Pure System Viral Nucleic Acid Kit
Taqman HCV
Taqman HBV
Taqman CV
Taqman NG
Taqman RNA Amplification
Taqman CYP2C9
Taqman Analyzer
Taqman 48 Analyzer
Taqman 98 Analyzer
COBAS 201 System
AmpliPrep Instrument
COBAS AmpliPrep/COBAS Taqman System
COBAS Taqman HCV
COBAS Taqman HBV
COBAS Ampliprep/COBAS Taqman HIV-1
COBAS Ampliprep/COBAS Taqman HCV
TaqScreen WNV

TaqScreen MPX
TaqPrep/COBAS Taqman HBV Monitor Test
HBV/HCV/NG Oligo Mix/CT/MAI Analyte Specific Reagents
DIG-11-UTP
DIG-11-dUTP
DIG-11-dUTP alkali stable
DIG-11-dUTP alkali labile
Biotin-11-CTP
DIG-11-ddUTP
Universal ProbeLibrary
FastStart TaqMan ProbeMaster
LightCycler TaqMan Master
Oligo (dt)20 Probe
Biotin-labeled Amplicor
DIG-labeled RNA and DNA molecular weight marker products
DIG Nucleic Acid Detection Kit
DIG Luminescent Detection Kit
DIG DNA Labeling Mix
Anti-HA-Biotin, High Affinity
Annexin-V-Biotin
DIG Oligonucleotide 5’-End Labeling Set (11 480 863 001)
PCR DIG ELISA Kits (11 835297 910)
DIG-High Prime (11 585 606 910)
DIG-High Prime DNA Labeling Detection Starter Kit II (11 585 614 910)
PCR DIG Probe Synthesis Kit (11 636 090 910)
PCR DIG Labeling Mix Plus (11 835 289 910)
PCR DIG Labeling MIX (11 585 550 910)
DIG-Nick Translation Mix(11745816910)
DIG Oligonucleotide Tailing Kit 2nd generation (03 353583 910)
DIG DNA Labeling Kit (11 175 033 910)
DIG DNA Labeling and Detection Kit (11 093 657 910)
DIG-High Prime DNA Labeling and Detection Starter Kit I (11 745 832 910)
DIG RNA Labeling Kit
DIG RNA Labeling Mix
DIG Oligonucleotide 3’ End Labeling Kit, 2nd Generation
Universal ProbeLibrary Set, Human (04 683 633 001)
Universal ProbeLibrary Set, Mouse (04 683 641 001)
Universal ProbeLibrary Set, Rat (04 683 650 001)
Universal ProbeLibrary Set, Primates (04 683 617 001)
Universal ProbeLibrary Set, Drosophila (04 683 625 001)
Universal ProbeLibrary Set, C. elegans (04 683 609 001)

Universal ProbeLibrary Set, Arabidopsis (04 683 595 001)
Universal ProbeLibrary Control Set (04 696 417 001)
Universal ProbeLibrary Extension Set, Probes # 91 to # 165 (04 869 877 001)
Universal ProbeLibrary, Zebrafish
Universal ProbeLibrary, Rice
Universal ProbeLibrary, Maize
Universal ProbeLibrary, Anopheles
Universal ProbeLibrary, Yeast
Universal ProbeLibrary Set, Human Reference Gene Assays (05 046 114 001)
Universal ProbeLibrary Set, Human ACTB Gene Assay (05 046 165 001)
Universal ProbeLibrary Set, Human BβM Gene Assay (05 189 390 001)
Universal ProbeLibrary Set, Human G6PD Gene Assay (05 046 246 001)
Universal ProbeLibrary Set, Human GAPD Gene Assay (05 190 541 001)
Universal ProbeLibrary Set, Human GUSB Gene Assay (05 190 525 001)
Universal ProbeLibrary Set, Human HPRT Gene Assay (05 046 157 001)
Universal ProbeLibrary Set, Human PBGD Gene Assay (05 046 149 001)
Universal ProbeLibrary Set, Human PGK1 Gene Assay (05 046 173 001)
Universal ProbeLibrary Set, Human PPIA Gene Assay (05 189 268 001)
Universal ProbeLibrary Set, Human TBP Gene Assay (05 189 284 001)
Universal ProbeLibrary Set, Mouse ACTB Gene Assay (05 046 190 001)
Universal ProbeLibrary Set, Mouse GAPD (05 046 211 001)
Universal ProbeLibrary Set, Rat ACTB Gene Assay (05 046 203 001)
Universal ProbeLibrary Set, Rat GAPD Gene Assay (05 046 220 001)
RealTime ready Human Reference Gene Panel, 96 (05 339 545 001)
RealTime ready Human Reference Gene Panel, 384 (05 467 675 001)
RealTime ready Human Apoptosis Panel, 96 (05 392 063 001)
RealTime ready Human Apoptosis Panel, 384 (05 339 316 001)
RealTime ready Human ABC Transporter Panel, 96 (05 339 324 001)
RealTime ready Human ABC Transporter Panel, 384 (05 467 713 001)
RealTime ready Human Cell Cycle, Regulation Panel, 96 (05 339 359 001)
RealTime ready Human Cell Cycle, Regulation Panel, 384 (05 467 683 001)
RealTime ready Human GPCR Panel, 96 (05 353 068 001)
RealTime ready Human GPCR Panel, 384 (05 467 705 001)
RealTime ready Human Nuclear Receptor Panel, 96 (05 339 332 001)
RealTime ready Human Nuclear Receptor Panel, 384 (05 467 691 001)
RealTime ready Custom Panel 96-48+ (05 582 571 001)
RealTime ready Custom Panel 384-48 (05 582 911 001)
RealTime ready Custom Panel 384-48+ (05 582 938 001)
RealTime ready Catalog Assays (05 532 957 001)
RealTime ready Custom Panel 384-384 (05 532 833 001)
RealTime ready Custom panel 384-384+ (05 582 644 001)

RealTime ready Custom Panel 96-16+ (05 582 628 001)
RealTime ready Custom Panel 96-24 (05 532 884 001)
RealTime ready Custom Panel 348-16 (05 583 004 001)
RealTime ready Custom Panel 384-96 (05 582 873 001
RealTime ready Custom Panel 348-32+ (05 582 989 001)
RealTime ready Custom Panel 96-24+ (05 582 610 001)
RealTime ready Custom Panel 348-64+ (05 582 903 001)
LightCycler® 480 Control Kits
Elecsys ACTH
Elecsys AFP
Elecsys Anti-HBs
Elecsys anti-TG
Elecsys anti-TPO
Elecsys CA 19-9
Elecsys CA125 II
Elecsys CA15-3 II
Elecsys CEA
Elecsys Cortisol
Elecsys C-Peptide
Elecsys Ferritin
Elecsys Free PSA
Elecsys FSH
Elecsys HCG
Elecsys HCG+β
Elecsys IgE
Elecsys Insulin
Elecsys LH
Elecsys Myoglobin
Elecsys Osteocalcin
Elecsys proBNP
Elecsys Prolactin
Elecsys PSA
Elecsys PTH (intact)
Elecsys SHBG
Elecsys Troponin T
Elecsys Troponin-T II
Elecsys TSH
Elecsys β-Crosslaps
Elecsys DHEAS
Elecsys Progesterone II
Elecsys Testosterone

Elecsys Vitamin B12
Elecsys Folate
Elecsys RBC Folate
Elecsys Free T3
Elecsys T3
Elecsys Free T4
Elecsys T4
Elecsys Estradiol II
HBsAg
HBsAg Confirmatory
Elecsys CK-MB
Cobas c 411, 4000, 6000, and 8000 Analyzers
Elecsys 2010 Immunoassay Analyzer
Elecsys 1010 Immunoassay Analyzer
Elecsys Modular Analytics E170
HBsAg PreciControl
M1M Analyzer
Biotin Luminsecent Detection Kit
Luciferase Reporter Gene Assay, high sensitivity
Luciferase Reporter Gene Assay, constant light signal
Cell Proliferation ELISA, BrdU
Lumi-Light PLUS Western Blotting Kit
BM Chemiluminescence Western Blotting Kit
Elecsys RBC Folate
Elecsys HCG
Elecsys CYFRA 21-1
Elecsys NSE
Elecsys CA 72-4
Elecsys Total PSA
Elecsys TG Calset
Elecsys HIV Ag
Elecsys HIV
Elecsys S 100
Elecsys Digitoxin
Elecsys PTH
Elecsys NT-proBNP
Elecsys Anti-HBc
Elecsys Anti-HBc-IgM
Elecsys HBeAg
Elecsys Anti-Hbe
Elecsys Anti-HAV

Elecsys Anti-HAV-IgM
Elecsys TNT II
Elecsys Rubella
Elecsys Toxo
Elecsys Toxo-IgM
Elecsys CA 125
Elecsys CA 15-3
Elecsys T-Uptake
Elecsys total P1NP
Elecsys N-Mid Osteocalcin
Biotin-DDS
Biotin Protein Labeling Kit
Tyrosine Kinase/Phosphatase Substrate I and II
Biotin-Labeled Neuropeptide
Elecsys CK-MB STAT
Elecsys HBsAg Precicontrol
Elecsys Folate II
Elecsys IgE II
Elecsys Rubella-IgM
MAK <Myo> M-7005-IgG-Bi (XOSu)
hyBPRu-DSS-(Bpy)2-Ru-bpy-CO-CO-UEEK-korksaure-Osu
Flasche 1 des h-sPLA-2 ELISA (MAK<PLA-2 TypII>4D2 IgG-Bi
T 4-DADOO-Ru(bpy)2-bpyCO2H
PCR ELISA (DIG Detection)
PCR DIG Labeling Mix
Biotin Chem-Link
BPRu-Backbone 2:1
HBK-Folate
HBK
Folate-DADOO-DDS-Bi
Biotin-MEA
hyBPPRu_DSS
hyBPRu-DSS-(Bpy)2-Ru-bpy-CO-CO-UEEK-korksaure-Osu
BPRu-SK(2)-(UE)25-K
Soluble Transferrin Receptor (sTfR)
FLASH_HIV
Biotin-M33-FAB
Anti-HA-Biotin (including High Affinity)
Northern ELISA
Anti-h-IL-2-Biotin
TNFR1-Rec-Lig-Assay

RTS-Biotin Energy Mix MBF
MAK-IgG1/2a/2b/3-Biotin (HAMA ELISA)
MAK-BiotinM33-FAB(DE)-AP
IA2-ELISA-TC-Bi-IA2 F1 1
Gelatinase Activity Assay
h-IL-4 (ELISA)
h-IL-12 ELISA
Anti-IL-2R-Biotin-Konjugat
Mykopl Detection Kit
Cellular Labeling Kit
Tumor Necrosis Factor-a ELISA
MAK<Myo>M-7005-Ig-Bi (XOSu)
RTS Biotin Feeding Mix
Diaplets-Anti-IA-2
Oligo(dT)20, biotin-labeled
TNFR1 h (p55) ELISA
Flasche 1 des h-sPLA-2 ELISA (MAK<PLA-2 TypII>4D2 IgG-Bi
h-SICAM-1 ELISA
RTS AviTag E.coli Biotinylation Kit
IL-8 huma ELISA TC
Flashce 1 des h-Interleukin-16
ELISA (Anti-IL-16-Biotin-Konjugat)
Tyrosinase RT PCR ELISA
Reverse Transciptase Assay
MAK_HISTON_IgG_Bi
MAK <Histon>M-Hl 1-4-IgG-Bi
MIA ELISA
Cell Death Detection ELISA
Mycoplasma PCR ELISA
Terminal Transferase products
Genius Labeling Kits
DIG products
T7 Microarray Products
Reverse Transcriptase Assay
HIV-2 primer LTR10BBU
Genius 5’ End Labeling Set
mRNA capture kits
Light Cycler products
CYP 450 DNA End Labeling Kit
RNA Target Synthesis Kit
Chem-Link products

Dig-Omni systems
Taqman products
Elecsys products
Microarray target synthesis and amplification kits